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                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by Registrant
Filed by Party other than the Registrant

Check the appropriate box:
 Preliminary Proxy Statement
 Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) Definitive Proxy Statement
 Definitive Additional Materials
 Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        EMMIS COMMUNICATIONS CORPORATION

                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

         No fee required.
         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:


|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

                                  [Emmis Logo]




                                                                   May 23, 2003

Dear Shareholder:

     The directors and officers of Emmis Communications Corporation join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Wednesday, June 25, 2003 at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

     The formal notice of this annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, please mark, sign, and return the enclosed proxy card(s) to ensure that your votes on the business matters of the meeting will be recorded.

     We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postage paid envelope provided. After returning the proxy, you may, of course, vote in person on all matters brought before the meeting.

     We look forward to seeing you on June 25.

                                    Sincerely,



                                    Jeffrey H. Smulyan
                                    Chief Executive Officer, President
                                    and Chairman of the Board

                      (This page intentionally left blank)

                        EMMIS COMMUNICATIONS CORPORATION
                              INDIANAPOLIS, INDIANA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of the shareholders of Emmis Communications Corporation will be held on Wednesday, June 25, 2003, at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

     The holders of common stock will be asked to consider and to vote on the following matters:

(1) election of three directors to Emmis' board of directors for terms of three years and one director for a term of two years;

(2) ratification of the selection of Ernst & Young LLP as Emmis' independent auditors for the fiscal year ending February 29, 2004; and

(3) transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

     We describe each of these proposals in more detail in the accompanying proxy statement, which you should read in its entirety before voting.

     Only shareholders of record at the close of business on April 25, 2003 are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting. The proxy statement and proxy card(s) are enclosed.

                                        By order of the Board of Directors,




                                        J. Scott Enright
                                        Secretary
Indianapolis, Indiana
May 23, 2003

                                TABLE OF CONTENTS

                                                                Page

Questions and Answers About This Annual Meeting....................1

Proposal 1:  Election of Directors.................................4

Proposal 2:  Ratification of Selection of Auditors.................6

Security Ownership of Beneficial Owners and Management.............7

Board of Directors' Meetings and Committees........................8

Certain Transactions...............................................8

Report of the Audit Committee......................................8

Matters Relating to Independent Auditors..........................10

Report of the Compensation Committee..............................11

Compensation Tables...............................................13

Employment Agreements.............................................14

Performance Graph.................................................16

Shareholder Proposals.............................................16

Section 16(a) Beneficial Ownership Reporting Compliance...........16

Annual Report.....................................................17

Other Matters.....................................................17

Expenses of Solicitation..........................................17

Householding of Proxy Materials...................................17

Exhibit A - Audit Committee Charter..............................A-1

                        EMMIS COMMUNICATIONS CORPORATION
                                 ONE EMMIS PLAZA
                               40 MONUMENT CIRCLE
                           INDIANAPOLIS, INDIANA 46204


                                 PROXY STATEMENT

     In this proxy statement, Emmis Communications Corporation is referred to as "we," "us," "our company" or "Emmis."

                 Questions and Answers About This Annual Meeting

Q:  Why did I receive this proxy statement?

     You received this proxy statement because our board of directors is soliciting your proxy to vote at the annual meeting of shareholders. The annual meeting will be held on Wednesday, June 25, 2003, at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

     This proxy statement summarizes the information you need to know to vote on an informed basis at the annual meeting; however, you do not need to attend the annual meeting to vote your shares. See "How do I vote?" We expect to begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card(s) on May 23, 2003 to all shareholders entitled to vote.

Q:  What am I voting on?

     You are being asked to consider and vote on the following:

o election of three directors to our board of directors for terms of three years and one director to our board of directors for two years; and

o ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending February 29, 2004.

Q:  Who is entitled to vote?

     Holders of outstanding Class A common stock and holders of outstanding Class B common stock as of the close of business on April 25, 2003, the record date, are entitled to vote at the annual meeting. As of April 25, 2003, 49,134,869 shares of Class A common stock and 5,030,002 shares of Class B common stock were issued and outstanding. As of April 25, 2003, there were no shares of Class C common stock issued or outstanding.

Q:  How do I vote?

     You may attend the meeting and vote in person or you can vote by proxy. To vote by proxy, sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf FOR each of the nominees and FOR the ratification of Ernst & Young LLP as our independent auditors. If you mark "abstain" on your proxy card, your shares will be counted as present for purposes of determining the presence of a quorum. You have the right to revoke your proxy at any time before the meeting by either notifying our corporate secretary or returning a later-dated proxy. You may also revoke your proxy by voting in person at the annual meeting.

     If you hold your shares through a broker, you should contact your broker to determine the procedure by which you can vote on these proposals. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting.

                                                         17
Q:  What does it mean if I get more than one proxy card?

     If you receive more than one proxy card, it means you hold shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your shares are voted.

Q: What are the voting rights of the Class A common stock and the Class B common stock?

     On each matter submitted to a vote of our shareholders, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. Generally, the Class A and Class B common stock vote together as a single group. However, the two classes vote separately in connection with the election of certain directors, certain "going private" transactions and other matters as provided by law.

     At this annual meeting, the Class A and Class B common stock will vote together on the election of directors (other than the two directors designated as "Class A directors" as to which only the Class A common stock is entitled to vote) and the ratification of Ernst & Young LLP as our independent auditors.

Q:  Who will count the vote?

     Representatives of Wachovia Bank, our transfer agent, will count the votes.

Q:  What constitutes a quorum?

     A majority of the combined voting power of the outstanding Class A and Class B common stock entitled to vote at the meeting constitutes a quorum for the annual meeting (i.e., counting one vote for each share of outstanding Class A common stock and ten votes for each share of outstanding Class B common stock, present in person or represented by proxy). No additional quorum requirements apply to matters on which the holders of Class A and Class B common stock will vote together as a single class.

Q:  How many votes are needed for approval of each proposal?

     Directors will be elected by a plurality of the votes cast by the holders of existing common stock entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the two Class A director nominees receiving the most votes of holders of Class A common stock will be elected Class A directors and the other nominees receiving the most votes of the holders of Class A and Class B common stock, voting together, will be elected to fill the remaining director positions. Only votes cast for a nominee will be counted. The accompanying proxy card will be voted for all nominees listed on the proxy unless the proxy contains instructions to the contrary. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes.

     The ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending February 29, 2004 requires that the number of votes cast in favor of that proposal by holders of our outstanding common stock exceed the number of votes cast against that proposal by holders of our outstanding common stock.

     Proxies submitted by brokers that do not indicate a vote for some of the proposals because the holders do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on those proposals are called "broker non-votes." Abstentions and broker non-votes will not affect the voting on the proposals.

Q: What percentage of stock does our significant shareholder own? How does he intend to vote? What about all officers and directors?

     Jeffrey H. Smulyan, the Chief Executive Officer, President and Chairman of our board of directors, is our largest single shareholder, beneficially owning 1.0% of our Class A common stock and 100% of our Class B common stock as of April 25, 2003. Mr. Smulyan has informed us that he intends to vote for all of the nominees for director for which he is entitled to vote and in favor of the proposal regarding the ratification of the selection of Ernst & Young LLP. If he does so, each proposal on which the existing common stock votes together as a single class will be approved, because Mr. Smulyan controls 53.7% of the combined voting power of our existing common stock.

     All directors and executive officers together beneficially own approximately 3.3% of our Class A common stock and 100% of our Class B common stock, which together represents approximately 54.4% of the combined voting power of our existing common stock.

Q:   Does  Emmis  offer  an  opportunity  to  receive  future  proxy   materials
     electronically?

     Yes. If you are a shareholder of record, you may, if you wish, receive future proxy statements and annual reports online. If you elect this feature, you will receive either a proxy card or an e-mail message notifying you when the materials are available, along with a web address for viewing the materials. You may sign up for electronic delivery by marking and signing the appropriate spaces on your proxy card or by contacting our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703. If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.

     If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.

     If you are an Emmis employee or a shareholder who has previously consented to electronic delivery of shareholder communications, you may view this proxy statement and our annual report at the "Investors" section of www.emmis.com.

Q:  What are the benefits of electronic delivery?

     Electronic delivery saves Emmis money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials online.

Q:  What are the costs of electronic delivery?

     Emmis charges nothing for electronic delivery. You may, of course, incur the usual expenses associated with Internet access, such as telephone charges or charges from your Internet service provider.

Q:  May I change my mind later?

     Yes. You may discontinue electronic delivery at any time. For more information, contact our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703.

Q:  Who can attend the Annual Meeting?

     All shareholders as of April 25, 2003 can attend.

Q:  What do I do if I have additional questions?

     If you have any questions prior to the annual meeting, please call our Investor Relations Department toll-free at (866) 366-4703.

                        Proposal 1: Election of Directors

     Four directors are to be elected. Susan B. Bayh and Peter A. Lund have been nominated to serve as the independent directors elected separately by the holders of our Class A common stock. In order to have an equal number of directors in each class, Mrs. Bayh and Mr. Lund have been nominated for different director classes as required by our articles of incorporation. Mrs. Bayh has been nominated for a term of three years and until her successor has been elected and qualified, and Mr. Lund has been nominated for a term of two years and until his successor has been elected and qualified. Gary L. Kaseff and Frank V. Sica have been nominated to serve as directors elected by the Class A and Class B common stock voting together as a single class. Both Mr. Kaseff and Mr. Sica have been nominated for a term of three years and until their successors have been elected and qualified.

     Mrs. Bayh, Mr. Lund, Mr. Kaseff and Mr. Sica are members of the present board of directors. If, at the time of this annual meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The board of directors has no reason to believe that any substitute nominee or nominees will be required.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

                           Name, Age, Principal Occupation(s) and                                     Director
                           Business Experience During Past 5 Years                                     Since
                           ---------------------------------------                                   -------
Nominated for a term expiring in 2006:

     Susan B. Bayh,* Age 43                                                                             1994
     Mrs.  Bayh is the  Commissioner  of the  International  Joint  Commission  of the United
States and Canada, and also serves as a Distinguished Visiting Professor at
Butler University, positions she has held since 1994. Previously, she was an attorney with Eli Lilly & Company. She is a director of Anthem, Inc. (an insurance company), Golden State Foods (a distributor and food processor),
Corvas (a biopharmaceutical company), Cubist, Inc. (a pharmaceutical company),
Curis Inc. (a therapeutic drug development company), Esperion Therapeutics, Inc.
(a biopharmaceutical company) and E-Bank (a software and services technology company).
     Gary L. Kaseff, Age 55                                                                             1994
     Mr. Kaseff is employed as Executive Vice President and General  Counsel to Emmis, a post he has held since 1998. Before becoming general counsel, Mr. Kaseff practiced law in Southern California. Previously, he was President of the Seattle Mariners
major league baseball team and partner with the law firm of Epport & Kaseff.
     Frank V. Sica, Age 52                                                                              1998
     Mr. Sica is a Managing  Partner of Soros Private  Equity  Partners,  LLC. He is director of CSG Systems  International,  Inc. (a computer  software  company),  Kohl's  Corporation (a retail company),  and JetBlue Airways (an airline  company).  Prior to joining Soros in 1998,
Mr. Sica had been a Managing Director of Morgan Stanley Dean Witter & Co. Incorporated.
Nominated for a term expiring in 2005:

     Peter  A. Lund,* Age 62                                                                            2002

     Mr. Lund is a private investor and media consultant. From October 1995 through June 1997, he served as President and CEO of CBS Inc. and President and CEO of CBS Television and Cable. Prior to that, he had been President of the CBS
Broadcast Group and held various other executive positions with CBS. He is Chairman of the Board of Eos International, Inc. (a holding company for consumer product direct sales marketing companies) and serves as a director of Hughes
Electronics Corp. (a provider of digital television entertainment, broadband satellite networks and services and global video and data broadcasting) and Crown Media Holdings, Inc. (an owner and operator of pay television channels).

Directors whose terms expire in 2005:

     Richard A. Leventhal, Age 56                                                                       1992
     Mr.  Leventhal  co-owned and operated Top Value  Fabrics,  Inc. (a wholesale  fabric and textile company) in Carmel,  Indiana, for 27 years.  Mr. Leventhal is currently President and majority owner of LMCS, LLC (an investment management and consulting company).
     Lawrence B. Sorrel, Age 44                                                                         1993
     Mr. Sorrel is a Managing Partner of Thomas Weisel Capital  Partners,  as well as Partner and Director of Private Equity at Thomas Weisel Partners. He is also a board member of several private companies. He was a general partner of Welsh, Carson,
Anderson & Stowe (a private equity investment firm) from 1998 to 2002. Prior to
May 1998, he was a Managing Director of Morgan Stanley Dean Witter & Co.
Incorporated, where he had been employed since 1986.
Directors whose terms expire in 2004:

     Jeffrey H. Smulyan, Age 56                                                                         1979
     Mr.  Smulyan  founded  Emmis  in 1979 and is the  Chairman  of the  Board of  Directors,
President and Chief Executive Officer. He has held the positions of Chairman of the Board of Directors and Chief Executive Officer since 1981 and the position of President since 1994. Mr. Smulyan began working in radio in 1973, and has owned one or more radio stations since then. Formerly, he was also the owner and chief executive officer of the Seattle Mariners major league baseball team. He is chairman of the Radio Advertising Bureau, a director of The Finish Line (a sports apparel retailer) and serves as a Trustee of Ball State University and of the University of Southern California. Mr. Smulyan has been chosen Radio
Executive of the Year by a radio industry group and was voted one of the Ten
Most Influential Radio Executives in the Past 20 Years in a poll in Radio and
Records magazine.
     Greg A. Nathanson, Age 56                                                                          1998
     Mr. Nathanson joined Emmis in 1998 as Television Division  President.  Mr. Nathanson has
over 30 years of television broadcasting experience, having served as President of Programming and Development for Twentieth Television from 1996 to 1998, as
General Manager of KTLA-TV in Los Angeles, California from 1992 to 1996 and as
President of Fox Television Stations from 1990 to 1992. Mr. Nathanson resigned as Television Division President effective October 1, 2000, but continues as a
Director of the company.
     Walter Z. Berger, Age 47                                                                           2001
     Mr. Berger became  Executive Vice President,  Treasurer and Chief  Financial  Officer of
Emmis on March 1, 1999. Most recently, Mr. Berger served as Group President of the $3.3 billion Energy Marketing Division for LG&E Energy Corporation, where he had previously served as Executive Vice President and Chief Financial Officer.
Prior to that, Mr. Berger, who began his career in public accounting, held a number of senior financial and operating management positions in the manufacturing, service and energy fields and spent seven years in financial management roles at Baker Hughes, Inc.


----------------

     *Independent director elected by the holders of the Class A Common Stock voting as a single class.


                Proposal 2: RATIFICATION OF SELECTION OF AUDITORS

     The Audit Committee, a committee of the board of directors, has appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending February 29, 2004, subject to ratification by the holders of our common stock. Our financial statements for the fiscal year ended February 28, 2003 were certified by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to attend the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     If shareholders do not ratify the selection of Ernst & Young LLP as our independent auditors, or if prior to the 2004 annual meeting of shareholders Ernst & Young LLP ceases to act as our independent auditors, then the Audit Committee will reconsider the selection of independent auditors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

             Security Ownership of Beneficial Owners and Management

     As of April 25, 2003, there were 49,134,869 shares of our Class A common stock and 5,030,002 shares of our Class B common stock issued and outstanding. The Class A common stock is entitled to an aggregate of 49,134,869 votes and the Class B common stock is entitled to an aggregate of 50,300,020 votes. The following table shows, as of April 25, 2003, the number and percentage of shares of our common stock held by each person known to us to own beneficially more than five percent of the issued and outstanding common stock, by the executive officers named in the Summary Compensation Table below and our directors and nominees, and by our executive officers and directors as a group:

                                                   Class A                         Class B
                                                   Common                          Common
                                                    Stock                           Stock
                                                    -----                           -----
      Five Percent Shareholders,                                          Amount and                     Percent of
        Directors and Certain           Amount and Nature     Percent      Nature of       Percent         Total
            Executive                    of Beneficial          of         Beneficial        of           Voting
            Officers                       Ownership           Class        Ownership       Class          Power
            --------                       ---------           -----        ---------       -----          -----

Jeffrey H. Smulyan...............          491,262  (1)         1.0%     5,590,002   (15)   100.0%           53.7%
Susan B. Bayh....................           43,701  (2)         *             --             --              *
Walter Z. Berger.................          122,402  (3)         *             --             --              *
Randall D. Bongarten.............           92,244  (4)         *             --             --              *
Richard F. Cummings..............          370,527  (5)         *             --             --              *
Gary L. Kaseff...................          156,079  (6)         *             --             --              *
Richard A. Leventhal.............           69,566  (7)         *             --             --              *
Peter A. Lund....................             --                *             --             --              *
Greg A. Nathanson................          209,860  (8)         *             --             --              *
Frank V. Sica....................           30,000  (9)         *             --             --              *
Lawrence B. Sorrel...............           38,787 (10)         *             --             --              *
FMR Corp.........................        2,850,911 (11)         5.8           --             --              2.9
Mellon Financial Corporation.....        3,116,521 (12)         6.3           --             --              3.1
Westport Asset Management, Inc...        6,040,925 (13)        12.3           --             --              6.1
All Executive Officers and Directors
  as a Group (13 persons)........        1,644,965 (14)         3.3      5,590,002   (15)   100.0%          54.4

---------------------------

*        Less than 1%.

(1) Consists of 327,672 shares held by Mr. Smulyan as trustee for the Emmis Communications Corporation Profit Sharing Trust (the "Profit Sharing Trust"), as to which Mr. Smulyan disclaims beneficial ownership of all but 3,537 held for his benefit, 259 shares held in the 401(k) Plan, 111,097 shares owned individually, 5,734 shares held by Mr. Smulyan's as trustee for his children over which Mr. Smulyan exercises or shares voting control and 46,500 shares held by The Smulyan Family Foundation, as to which Mr. Smulyan shares voting control.

(2) Consists of 3,701 shares owned individually and 40,000 shares represented by stock options exercisable currently or within 60 days of April 25, 2003.

(3) Consists of 31 shares held in the 401(k) Plan, 305 shares held in the Stock Purchase Plan, 65 shares held in the Profit Sharing Trust and 122,001 shares represented by stock options exercisable currently or within 60 days of April 25, 2003.

(4) Consists of 7,712 shares owned individually, 331 shares held in the Profit Sharing Trust and 84,201 shares represented by stock options exercisable currently or within 60 days of April 25, 2003.

(5) Consists of 120,983 shares owned individually, 8,260 shares owned for the benefit of Mr. Cummings' children, 3,537 shares held in the Profit Sharing Trust, 246 shares held in the 401(k) Plan and 237,501 shares represented by stock options exercisable currently or within 60 days of April 25, 2003.

(6) Consists of 11,766 shares owned individually by Mr. Kaseff, 3,411 shares owned by Mr. Kaseff's spouse, 1,346 shares held by Mr. Kaseff's spouse for the benefit of their children, 814 shares held in the Profit Sharing Trust, and 138,742 shares represented by stock options exercisable currently or within 60 days of April 25, 2003.

(7) Consists of 8,966 shares owned individually, 3,000 shares owned by Mr. Leventhal's spouse, 17,600 shares owned by a corporation of which Mr. Leventhal is a 50% shareholder and 40,000 shares represented by stock options exercisable currently or within 60 days of April 25, 2003.

(8) Consists of 112,402 shares owned individually or jointly with his spouse, 44,000 shares owned by trusts for the benefit of Mr. Nathanson's children, 124 shares held in the Profit Sharing Trust and 53,334 shares represented by stock options exercisable currently or within 60 days of April 25, 2003.

(9) Consists entirely of shares represented by stock options exercisable currently or within 60 days of April 25, 2003.

(10) Consists of 8,787 shares owned individually and 30,000 shares represented by stock options exercisable currently or within 60 days of April 25, 2003.

(11) Information concerning these shares was obtained from a Schedule 13G filed on February 13, 2003 by FMR Corp. on behalf of itself and various affiliates, each of which has a mailing address of 82 Devonshire Street, Boston, Massachusetts 02109.

(12)     Information concerning these shares was obtained from an Amendment to
         Schedule 13G filed on January 21, 2003 by Mellon Financial Corporation, which has a mailing address of One Mellon Center, Pittsburgh, Pennsylvania 15258.

(13)     Information concerning these shares was obtained from an Amendment to a
         Schedule 13G filed February 14, 2003 by Westport Asset Management, Inc. and Westport Advisers LLC, each of which has a mailing address of 253 Riverside Avenue, Westport, Connecticut 06880.

(14) Includes 795,780 shares represented by stock options exercisable currently or within 60 days of April 25, 2003 and 327,672 shares held in the Profit Sharing Trust as to which beneficial ownership is disclaimed as to all but 8,532 shares held for the benefit of officers.

(15) Consists of 5,030,002 shares owned individually and 560,000 shares represented by stock options exercisable currently or within 60 days of April 25, 2003.


                   Board of Directors' Meetings And Committees

     During our last fiscal year, our board of directors held four meetings, either in person or by telephone. Each director attended at least 75% of (1) the total number of meetings of our board of directors held while he or she was a director and (2) the total number of meetings held by all committees on which he or she served. Our directors who are not officers or employees of our company are compensated for their services at the rate of $2,000 per regular meeting attended in person, $1,000 per regular meeting attended by phone and $1,000 per committee meeting attended whether in person or by phone. These fees are paid in the form of Class A common stock at the end of each calendar year in accordance with our stock compensation program. In addition, directors who are not officers or employees of our company are entitled to receive annually options to purchase 10,000 shares of Class A common stock. The options are granted on the date of our annual meeting of shareholders at the fair market value of the underlying shares on that date. Directors who are not officers or employees of our company are also eligible to participate in our health insurance program by paying premiums equal to the "COBRA" rate charged to former employees of the company.

     Our board of directors currently has an Audit Committee, a Nominating Committee and a Compensation Committee. The members of the Audit Committee are Susan B. Bayh, Frank V. Sica and Lawrence B. Sorrel. The members of the Corporate Governance and Nominating Committee are Susan B. Bayh and Frank V. Sica. The members of the Compensation Committee are Richard A. Leventhal, Frank
V. Sica and Lawrence B. Sorrel. Each of these committees is composed entirely of independent directors, except the Compensation Committee which includes one non-employee director who does not meet the NASD's definition of an "independent director." Nominees for election as a director are selected by our Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider potential nominees submitted by holders of our Class A common stock to our corporate secretary on or before the date for shareholder nominations specified in the "Shareholder Proposals" section of this proxy statement.


                              Certain Transactions

     We currently have a loan outstanding to Jeffrey H. Smulyan, our Chairman, Chief Executive Officer and President. The largest aggregate amount outstanding on this loan at any month-end during the last fiscal year and at February 28, 2003 was $1,158,332. This loan bears interest at our cost of senior debt, which at February 28, 2003 was approximately 4.73% per annum. During the last fiscal year, we made payments of approximately $162,000 to a company owned by Jeffrey
H. Smulyan for our use of an airplane owned by that company. During the last fiscal year we also purchased approximately $135,000 in corporate service awards and specialty items from a company owned by the sister of one of our directors, Richard A. Leventhal. Both transactions were approved by the Audit Committee after the Audit Committee satisfied itself that the transactions were on terms no less favorable to the company than the company could have obtained from third parties.


                          Report of the Audit Committee

     The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Audit Committee is composed of three directors whom the board of directors has determined are "independent" as defined by the rules of the National Association of Securities Dealers, Inc. The Audit Committee's responsibilities are set forth in its written charter approved by the board of directors. The charter is reviewed annually by the Audit Committee and was recently amended. A copy of the Audit Committee charter as amended is attached to this Proxy Statement as Exhibit A. As required by NASD rules, the Audit Committee has determined that its charter, as so amended, is adequate. The Audit Committee has also determined that its members meet the financial literacy requirements of NASD rules.

     Management is responsible for the company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on them. The Audit Committee's responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes. For the fiscal year ended February 28, 2003, the Audit Committee engaged Ernst & Young LLP to serve as the company's independent auditor.

     The Audit Committee has met and held discussions with management and Ernst & Young LLP. Management represented to the Audit Committee that the company's consolidated financial statements as of and for the fiscal year ended February 28, 2003 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In June 2002, the board of directors, upon the recommendation of the Audit Committee, adopted an Auditor Independence Policy that, among other things, prohibited the company's independent auditor from performing certain non-audit services for the company, required prior approval of the Audit Committee for any services provided by the company's independent auditor, limited the hiring by the company of former employees of the company's independent auditor and required enhanced disclosure both to the Audit Committee and to shareholders of matters related to auditor independence.

     Ernst & Young LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence. In addition, the Audit Committee (or the chairman of the Audit Committee with respect to engagements of less than $100,000) approves in advance all engagements of the company's independent auditor. The Audit Committee determined that Ernst & Young's provision of non-audit services to the company as described in "Matters Relating to Independent Auditors" is compatible with maintaining that firm's independence.

     Based on these discussions and reviews, the Audit Committee members agreed that the audited financial statements for the company's last fiscal year should be included in our company's Form 10-K, and made a formal recommendation to the board of directors to that effect.

     The Audit Committee's reviews and discussions with management and the independent auditors do not assure that the company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards or that the company's independent auditors are in fact "independent." The Audit Committee has relied, without independent verification, on management's representations that the financial statements have been prepared with integrity and objectivity and are presented in conformity with generally accepted accounting principles and on the representations of the independent auditors included in that firm's report on the company's financial statements.

                             Audit Committee Members
                             -----------------------

                              Frank V. Sica, Chair
                                  Susan B. Bayh
                               Lawrence B. Sorrel

                    MATTERS RELATING TO INDEPENDENT AUDITORS

Fees Paid to Independent Auditors

     The following table sets forth the amount of fees (including cost reimbursements) we paid to Ernst & Young LLP for the fiscal year ended February 28, 2003, and to Arthur Andersen LLP (our former independent auditor) for the fiscal year ended February 28, 2002, for various categories of professional services they performed as our independent auditors.

                                                  Year ended February 28,
                                                  -----------------------
                                                  2003               2002
                                                  ----               ----
 udit Fees.........................           $ 471,000  (1)     $ 646,000  (1)
Audit Related Fees.................              45,000  (2)       372,000  (3)
Tax Fees...........................              24,000  (4)        56,000  (4)
All Other Fees.....................                  --            135,000  (5)
                                         --------------       ------------
Total  Fees........................          $  540,000         $1,209,000
                                             ==========         ==========
         -------------
(1) Includes annual financial statement audit and limited quarterly review services, statutory audits of foreign subsidiaries, review of registration statements and providing consents for SEC filings and other services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements.

(2)           Includes benefit plan audits.

(3) Includes audit-related consultation services for potential corporate transactions and other audit-related services.

(4)           Includes tax consultation and return preparation.

(5) Includes financial information systems design and implementation services.


Change in Independent Auditors

     On June 13, 2002, the Audit Committee dismissed Arthur Andersen LLP as the company's independent auditors and engaged Ernst & Young LLP to serve as the company's independent auditors for the fiscal year ending February 28, 2003. Arthur Andersen subsequently ceased operations.

     Arthur Andersen's reports on our financial statements for each of the years ended February 28, 2002 and February 28, 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Arthur Andersen's report dated May 2, 2002 included an explanatory paragraph that disclosed the adoption of SFAS No. 133 as discussed in Note 1 to our financial statements.

     During the fiscal years ended February 28, 2002 and February 28, 2001, and through June 13, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

     During the fiscal years ended February 28, 2002 and February 28, 2001, and through May 31, 2002, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     We provided Arthur Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen's letter, dated June 18, 2002, stating its agreement with such statements, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed June 19, 2002, and is incorporated by reference in this proxy statement.

     During the fiscal years ended February 28, 2002 and February 28, 2001, and through June 13, 2002, we did not consult with Ernst & Young LLP on any accounting, auditing, or reporting matters.

                      Report of the Compensation Committee

     The Compensation Committee provides a general review of our compensation and benefit plans to ensure that they meet our corporate objectives. The Compensation Committee also establishes compensation arrangements and approves compensation payments to Mr. Smulyan and our other executive officers, and generally administers our stock option and incentive plans. With respect to compensation decisions affecting executive officers other than Mr. Smulyan, the committee receives input from Mr. Smulyan in the course of making its decisions. With respect to compensation decisions affecting non-executive officers and employees, the committee has delegated this authority to Mr. Smulyan and the other executive officers, provided such authority is exercised in accordance with any general parameters established by the committee. During the last fiscal year, Richard A. Leventhal, Frank V. Sica and Lawrence B. Sorrel were members of the Compensation Committee.

Policy and Performance Measures

     We have historically entered into multi-year employment agreements with certain of our executive officers. These agreements generally provide for a base salary, annual performance bonuses, and restricted stock and stock option awards. The Compensation Committee believes that entering into these agreements is in our best interest because they assist us in retaining our key officers for a certain period of time and enable us to focus the officers' efforts and energies on enhancing the long-term value of our company to our shareholders. The total compensation reflected in these employment agreements is generally based upon the officers' prior compensation levels, changes in duties and peer group benchmarking surveys. In order to attract and retain highly qualified employees, we believe overall compensation to our executive officers should be targeted at the top third of our peer group, with exceptions made in appropriate circumstances.

     The committee established a bonus plan for the fiscal year that set for each executive officer a target bonus and a performance goal so that 70-90% of an executive officer's target bonus would be based on specified annual operating income goals and the remainder would be earned on a discretionary basis. A percentage of the target bonus would then be earned depending upon the extent to which the applicable division of the company met or exceeded the specified operating income targets and depending upon the committee's assessment of the performance of the executive during the year. At the end of the fiscal year, the company achieved approximately 98% of its domestic radio station operating income target, approximately 123% of its television station operating income target, approximately 99% of its publishing operating income target and more than 107% of its total Emmis operating income target. Based on these results, the committee approved the bonus awards shown in the Summary Compensation Table.

     Stock options and stock awards were also granted to our executive officers during the last fiscal year under our various equity incentive plans. The options, covering from 15,000 to 50,000 shares each, were all granted at the fair market value of our Class A common stock on the date of grant.

     During the last fiscal year, we administered a stock compensation program under our 2001 Equity Incentive Plan and 2002 Equity Compensation Plan. The program operates on a calendar year basis and was continued in effect for 2003. The program is designed to replace cash compensation with non-cash compensation in order to improve the leverage ratios under the indentures for our senior discount notes and senior subordinated notes, and to further focus our employees' efforts and attention on delivering shareholder value. Each participant in the program can elect to receive stock compensation under the program in the form of payroll stock every two weeks or in the form of restricted stock in the January following the end of the applicable calendar year. The payroll stock is awarded based on the fair market value of our Class A common stock on the date it is issued and is only subject to a de minimis transfer restriction. Our executive officers are prohibited from receiving payroll stock. The restricted stock is subject to forfeiture in the event the employee voluntarily terminates employment or is terminated for cause prior to the date the stock vests in the succeeding January, and is awarded based on a discount from the value of our Class A common stock on a date prior to the start of the calendar year (November 15, 2001 for the 2002 program and November 1, 2002 for the 2003 program). Thus, participants electing restricted stock received up to 10% of their compensation in restricted stock at $13.98 per share for the 2002 program ($18.72 per share for the 2003 program) and could receive amounts in excess of 10% of their compensation in restricted stock at $12.43 per share for the 2002 program ($16.64 per share for the 2003 program). All our executive officers elected to receive restricted stock, most electing amounts in excess of 10% of their compensation.

     The Internal Revenue Code generally limits to $1 million the amount of compensation that we may deduct in any year with respect to certain of our officers. The compensation committee endeavors to structure executive compensation so that most of that compensation will be deductible. At the same time, the compensation committee has the authority to award compensation in excess of the $1 million limit, regardless of whether such additional compensation will be deductible, in cases where the compensation committee determines that such compensation is appropriate. Compensation awards in excess of the $1 million limit, if any, are most likely to occur in connection with awards earned upon the completion of an executive officer's multi-year employment or similar agreement.

Chief Executive Officer Compensation

     Mr. Smulyan is employed as our chief executive officer pursuant to an employment agreement that was amended in 1999 to extend the term to February 29, 2004 and to emphasize the performance-based portion of Mr. Smulyan's compensation. The employment agreement as amended limits increases in Mr. Smulyan's base salary to the rate of inflation but provides for a target bonus equal to his annual salary. Based on the company's performance in achieving the operating income targets discussed above, the committee approved the bonus award to Mr. Smulyan shown in the Summary Compensation Table. Mr. Smulyan is donating his bonus to the University of Southern California's Center for Communication Law and Policy and to support Emmis employees by matching their charitable contributions and providing educational opportunities for those in need.

     When Mr. Smulyan entered into the amendment to his employment agreement in 1999, the committee also granted to Mr. Smulyan options to purchase 1,000,000 shares of Class B common stock at a price per share of $28.25, the fair market value on the date of grant. These options are not generally exercisable until March 1, 2006. However, options to purchase 200,000 shares become exercisable at the end of each fiscal year in which either our annual station operating income increases from the previous year by a percentage specified in the grant agreement or the percentage increase in the average monthly fair market value of the Class A common stock during the fiscal year exceeds that of a specified peer group of broadcasting companies. The committee believes that the performance accelerated vesting feature of these options is favorable to the company because it creates an incentive for Mr. Smulyan to cause the company to meet certain performance targets but does not require the company to take a charge to earnings as was the case when options were granted under Mr. Smulyan's prior employment arrangement. Because the company exceeded the performance targets specified in the option grant agreement for the last fiscal year, the vesting of the options to purchase 200,000 shares was accelerated.

Compensation Analyses and Reviews

     The committee periodically retains an outside compensation consultant to compare base salary and incentive compensation programs for the company's executive officers with those of other media companies and other companies to ensure that they are appropriate to the company's objectives. The committee exercises its judgment and discretion in reviewing and considering these analyses. In addition, the committee periodically obtains advice from outside consultants, including the consultant retained by the company, on compensation objectives and policies and the setting of executive officer compensation.

                         Compensation Committee Members
                         ------------------------------

                            Lawrence B. Sorrel, Chair
                              Richard A. Leventhal
                                  Frank V. Sica

                               COMPENSATION TABLES

     The following table sets forth the compensation awarded to, earned by, or paid to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer and an additional former officer (collectively, the "Named Executive Officers") during each of the last three fiscal years.

                                               Summary Compensation Table

                                                                               Long-Term
                                                                              Compensation
                                      Annual Compensation                       Awards
                                      -------------------                       ------

                                                                                     Securities
           Name and                 Fiscal                             Restricted    Underlying     All
            Principal             Year Ended                            Stock        Options/       Other
       Position                    February 28   Salary (1  Bonus (2)   Awards (3)    SARs       Compensation
      -----------------         -------------------------------------- --------------------------------------

JEFFREY H. SMULYAN............      2003        $624,800  $820,749    $285,632        --         $   --
Chief Executive Officer,            2002         750,947   --            --           --          117,600  (5)
  President                         2001         782,324   --            --           --          119,400  (5)
And Chairman of the Board

WALTER Z. BERGER..............      2003        $351,625  $420,416    $                50,000    $   --
Executive Vice President,           2002         327,895   --          151,443         50,000        --
  Chief                             2001         340,972    87,519     536,400 (4)     40,000      65,109 (6)
Financial Officer and
  Treasurer                                                           --

RANDALL D. BONGARTEN..........      2003        $382,800  $264,949    $  91,690        50,000    $   --
Television Division President       2002         431,602   --         --               50,000        --
                                    2001         371,113    52,012    --               15,000        --

RICHARD F. CUMMINGS...........      2003        $355,250  $600,002    $                50,000    $   --
Radio Division President            2002         417,163   --          158,299         50,000     124,467 (7)
                                    2001         434,655    38,594     277,453 (4)    --             --

                                                                       814,275

 GARY L. KASEFF                     2003        $323,333  $236,936    $                50,000    $   --
 Executive Vice President and       2002         327,895   --          124,300  .      40,000        --
   General Counsel                  2001         340,972    87,519                     40,000        --
                                                                       536,400 (4)

                                                       --

---------------------------
(1) Pursuant to our equity compensation program, our executive officers elected to forego payment of 10-20% of their cash salaries during the fiscal years ended February 28, 2003 and February 28, 2002 and received instead shares of restricted stock at a discount as described in the "Report of the Compensation Committee." These amounts are listed under "Restricted Stock Awards" in the year in which the restricted stock vests.

(2) Includes both cash and stock bonuses. With respect to Mr. Berger, the 2003 bonus includes a $100,000 annual contract bonus. With respect to Mr. Cummings, the 2003 bonus includes a $300,000 signing bonus upon his execution of a new employment agreement during the fiscal year.

(3) Amounts listed for the fiscal year ended February 28, 2003 represent the value of restricted stock that vested in January 2003 under the 2002 stock compensation program. Additionally, an aggregate of 76,728 shares of restricted stock were outstanding as of February 28, 2003, with a value of $1,518,447 based on the $19.79 closing price of the Class A Common Stock as of that date. All of such shares were issued under the 2003 stock compensation program discussed in the "Report of the Compensation Committee." The only such shares held by a Named Executive Officer were 8,888 shares held by Mr. Smulyan, with a value of $175,894. To the extent we pay any dividends on our common stock, outstanding shares of restricted stock would be entitled to such dividends.

(4) Includes 10,345 shares of restricted stock for Mr. Cummings and 20,000 shares of restricted stock for each of Mr. Berger and Mr. Kaseff, as to which all restrictions have lapsed.

(5) Represents the value of premiums accrued by us on a split-dollar life insurance policy.

(6)  Reimbursement of relocation expenses and taxes.

(7)  Represents forgiveness of a loan.


                      Option/SAR Grants in Last Fiscal Year


                                                                                 Potential Realizable Value at
                                                                                 Assumed Annual Rates of Stock
                             Individual Grants                                  Price Appreciation for Option Term
                             -----------------                                  ----------------------------------

                                       % of Total
                          Number of   Options/SARs
                          Securities    Granted to     Exercise or
                         Underlying   Employees in       Base
                        Options/SARs     Fiscal         Price
            Name           Granted (#)    Year         ($/Share)    Expiration Date           5%           10%
            ----           -----------    ----         ---------    ---------------           --           ---
Jeffrey H. Smulyan.          --               --    $       --             --      $           -- $
Walter Z. Berger...      50,000                5.0%         29.12           3/5/12    915,671      2,320,489
Randall D.Bongarten      50,000                5.0%         29.12           3/5/12    915,671      2,320,489
Richard F. Cummings      50,000                5.0%         29.12           3/5/12    915,671      2,320,489
Gary L. Kaseff.....      50,000                5.0%         29.12           3/5/12    915,671      2,320,489




               Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option /SAR Values

                                                 Number Of Securities Underlying
                                                   Unexercised Options/SARs At          Value of Unexercised In-the-Money
                                                       Fiscal Year End                  Options/SARs at Fiscal Year End
                                                       ---------------                  -------------------------------


                          Shares
                       Acquired on       Value
          Name           Exercise     Realized(1)    Exercisable     Unexercisable     Exercisable   Unexercisable
          ----           --------     -----------    -----------     -------------     -----------   -------------

Jeffrey H. Smulyan.      40,000       $ 102,800       760,000          600,000       $2,934,400       $     --
Walter Z. Berger...       4,000           4,250        75,335           96,665               --             --
Randall D. Bongarten         --              --        45,868           88,332               --             --
Richard F. Cummings          --              --       204,168           83,332               --             --
Gary L. Kaseff.....       6,002          36,025        95,409           89,999           16,871             --

---------------------------
(1) Based on the sale price if the shares were sold or on the closing price on the date of exercise if the shares were retained.


                              Employment Agreements

     During the fiscal year ended February 28, 1994, we entered into a five-year employment agreement with Jeffrey H. Smulyan pursuant to which Mr. Smulyan was employed as chairman of the board of directors and chief executive officer. This employment agreement expired by its terms on February 28, 1999. Mr. Smulyan entered into an amendment to the employment agreement with us effective March 1, 1999 which extended the term to February 29, 2004. Mr. Smulyan's base compensation during the last fiscal year was approximately $782,000. The amended agreement, among other things, limited future annual increases of his salary to the rate of inflation. In addition, the agreement as amended provides for annual bonuses to be set by the Compensation Committee of our board of directors ranging from a minimum of $50,000 up to a maximum of 100% of Mr. Smulyan's annual base salary (plus an adjustment for inflation). Mr. Smulyan also received options to purchase 1,000,000 shares of common stock (after adjustment for the stock split) at a price per share of $28.25 pursuant to the agreement. Under the agreement, Mr. Smulyan retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement with Mr. Smulyan is subject to termination by our board of directors or by Mr. Smulyan, either without cause or for cause, at any time upon notice. In the event we terminate Mr. Smulyan's employment without cause (as defined in the agreement) or in the event Mr. Smulyan terminates his employment for good reason (as defined in the agreement), Mr. Smulyan is entitled to receive the present value of the applicable base and incentive compensation through a date five years after the date of termination. In addition, the agreement entitles Mr. Smulyan to certain termination benefits upon disability, death or a change in control (as defined in the agreement) of our company. Following a termination of Mr. Smulyan's employment, other than a termination by us without cause (as defined in the agreement) or a termination by Mr. Smulyan with good reason (as defined in the agreement), Mr. Smulyan is prohibited from engaging in a business in competition with us for a period of two years after the date of termination.

     Effective March 1, 2002, we entered into a three-year employment agreement with Richard F. Cummings, who currently serves as our President - Radio Division. Mr. Cummings' base compensation under the employment agreement is $435,000 per year, of which we may pay up to 10% in the form of shares of our common stock. In addition, the agreement provides for annual incentive compensation in a target amount of $300,000 (payable in cash or shares of common stock, at our option) based upon achievement of certain performance goals to be determined each year by our Compensation Committee. Mr. Cummings also received a cash signing bonus in the amount of $300,000, is entitled to a completion bonus of 22,500 shares of common stock upon the expiration of the agreement and is entitled during the term of the agreement to an annual grant of an option to acquire 50,000 shares of our common stock. Under the agreement, Mr. Cummings is to be paid an automobile allowance and to be reimbursed for up to $5,000 per year in premiums for life and disability insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement with Mr. Cummings is subject to termination by our board of directors for cause (as defined in the agreement) and by Mr. Cummings for good reason (as defined in the agreement) upon written notice. The agreement entitles Mr. Cummings to certain termination benefits upon disability or death.

     Effective March 1, 2002, we entered into a four-year employment agreement with Walter Z. Berger, who currently serves as our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Berger's base compensation under the employment agreement is $435,000 per year, of which we may pay up to 10% in the form of shares of our common stock. In addition, the agreement provides for annual incentive compensation in a target amount of $300,000 (payable in cash or shares of common stock, at our option) based upon achievement of certain performance goals to be determined each year by our Compensation Committee. Mr. Berger also receives an equity bonus at the end of each year in the following amounts: $100,000; $102,908; $106,584; and $110,380, respectively, is entitled to a completion bonus of 30,000 shares of common stock upon the expiration of the agreement and is entitled during the term of the agreement to an annual grant of an option to acquire 50,000 shares of our common stock. Under the agreement, Mr. Berger is to be paid an automobile allowance and to be reimbursed for up to $5,000 per year in premiums for life and disability insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement with Mr. Berger is subject to termination by our board of directors for cause (as defined in the agreement) and by Mr. Berger for good reason (as defined in the agreement) upon written notice. The agreement entitles Mr. Berger to certain termination benefits upon disability or death, and certain severance benefits.

                                Performance Graph

     The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Class A common stock with the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the Nasdaq Telecommunications Stock Market Index (an index containing performance data of radio, telephone, telegraph, television and cable television companies) from February 28, 1998, to the fiscal year ended February 28, 2003. The performance graph assumes that an investment of $100 was made in the Class A common stock and in each index on February 28, 1998 and that all dividends were reinvested.

[OBJECT OMITTED]


                                 Feb-98   Feb-99   Feb-00  Feb-01  Feb-02 Feb-03

Emmis...........................  $100   $  94    $147    $107   $108     $80
Nasdaq Stock Market.............  $100    $130    $266    $121   $ 99     $77
Nasdaq Telecommunications.......  $100    $163    $278    $108   $ 52     $38


                              Shareholder Proposals

     Any of our shareholders wishing to have a proposal considered for inclusion in our 2004 proxy solicitation materials must set forth such proposal in writing and file it with our corporate secretary on or before the close of business on January 24, 2004. In addition, under our by-laws any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting must generally give us written notice on or before April 8, 2004, and the notice must provide certain specific information as described in the by-laws. Copies of the by-laws are available to shareholders free of charge upon request to our corporate secretary. Our board of directors will review any shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in our 2004 proxy solicitation materials or consideration at the 2004 annual meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on April 8, 2004, and also retain that authority under certain other circumstances.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of existing common stock, to file with the Securities and Exchange Commission reports detailing their ownership of existing common stock and changes in such ownership. Officers, directors and greater than 10% shareholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, we believe that during the last fiscal year all officers, directors and greater than 10% shareholders complied with the filing requirements of Section 16(a), except that
(i) Doyle Rose filed a Form 4 late with respect to one transaction, (ii) Walter
Z. Berger, Randall D. Bongarten, Richard F. Cummings, Norman H. Gurwitz and Gary
L. Kaseff filed Form 4s late with respect to the deemed purchase date of their accrued phantom stock under our stock compensation program and (iii) Gary Thoe did not timely report on his Form 3 his accrued phantom stock under the stock compensation program.

                                  Annual Report

     A copy of our Annual Report for the year ended February 28, 2003 was sent to all of our shareholders of record as of April 25, 2003. The Annual Report is not to be considered as proxy solicitation material.

                                  Other Matters

     Our board of directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

                            Expenses of Solicitation

     The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person, or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.

                         Householding of Proxy Materials

     We have adopted a procedure permitted by Securities and Exchange Commission rules that is commonly referred to as "householding." Under this procedure, a single proxy statement and annual report are delivered to multiple shareholders sharing an address unless we receive contrary instructions from any shareholder at that address. We will continue to send a separate proxy card to each shareholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information shareholders receive and helps to reduce our printing and postage costs. A number of brokers with accountholders who are Emmis shareholders will be "householding" our proxy materials and annual reports as well.

     If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker if you hold your Emmis shares through a broker, or notify us directly if you are a shareholder of record by sending us an e-mail at ir@emmis.com, calling us toll-free at 1-866-Emmis-03 (1-866-366-4703) or writing to us at Emmis Communications Corporation, Investor Relations, One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

     If you currently receive multiple copies of our proxy statement and annual report at your address and would like to request "householding" of your communications, you should contact your broker or, if you are a record holder of Emmis shares, you should submit a written request to Wachovia Bank, N.A., our transfer agent, at Wachovia Bank, N.A., Shareholder Services, 3C3, 1525 West W.T. Harris Boulevard, Charlotte, North Carolina 28288-1153.

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                                                                      Exhibit A

                        EMMIS COMMUNICATIONS CORPORATION
                             AUDIT COMMITTEE CHARTER
I.       Purpose

     The primary objective of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (a) the financial statements and other financial information provided by the Company to its stockholders, the public and others, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditors' qualifications and independence and (d) the performance of the Company's internal audit function and independent auditors.

     Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II.      Organization

     The Audit Committee shall consist of three or more directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act, Nasdaq and any other regulatory requirements.

     The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee.

     The Audit Committee may form and delegate authority to subcommittees when appropriate.

III.     Meetings

     The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. As part of its job to foster open communication, the Audit Committee shall meet at least quarterly with management, the persons performing the internal audit function and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

     The members of the Audit Committee shall select a chair who will preside at each meeting of the Audit Committee, and in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. In addition, at the first meeting of the Audit Committee to be held upon its formation and at each first meeting held following the annual meeting of shareholders, the chair, in consultation with the other members of the Audit Committee, shall determine the list of items to be addressed by the Audit Committee during the coming year (the "Annual Agenda").

     The chair shall ensure that the agenda for each upcoming meeting of the Audit Committee is circulated to each member of the Audit Committee in advance of the meeting, and that the Annual Agenda is circulated to each member of the Audit Committee as well as each other director promptly after it is finalized.

IV.      Authority and Responsibilities

     In recognition of the fact that the independent auditors are ultimately accountable to the Audit Committee, the Audit Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors for shareholder approval), and shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee may consult with management and the persons performing the internal audit function but shall not delegate these responsibilities.

     To fulfill its responsibilities, the Audit Committee shall:

         With respect to the independent auditors:

1. Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing the audit report or related work.

2. Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the independent auditors and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act, and in connection therewith to approve all fees and other terms of engagement. The Audit Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act with respect to non-audit services.

3. Review on an annual basis the performance of the independent auditors, including the lead audit partner.

4. Ensure that the independent auditors submit to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and satisfy itself as to the independent auditors' independence.

5. At least annually, obtain and review an annual report from the independent auditors describing (a) the independent auditors' internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

6. Confirm that the lead audit partner and the audit partner responsible for reviewing the audit, has not performed audit services for the Company for each of the five previous fiscal years. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditors on a regular basis.

7. Review all reports required to be submitted by the independent auditors to the Audit Committee under Section 10A of the Securities Exchange Act.

8. Review, based upon the recommendation of the independent auditors and the persons performing the internal audit function, the scope and plan of the work to be done by the independent auditors.

         With respect to the annual financial statements:

9. Review and discuss with management, the persons performing the internal audit function and the independent auditors the Company's annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

10. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

11. Recommend to the Board, if appropriate, that the Company's annual audited financial statements be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

12. Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

         With respect to quarterly financial statements:

13. Review and discuss with management, the persons performing the internal audit function and the independent auditors the Company's quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the independent auditors' review of the quarterly financial statements, prior to submission to stockholders, any governmental body, any stock exchange or the public.

         Annual reviews:

14. Discuss with management and the independent auditors major issues regarding accounting principles used in the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles. Review and discuss analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative approaches under GAAP.

         Periodic reviews:

15. Periodically review separately with each of management, the independent auditors and the persons performing the internal audit function (a) any significant disagreement between management and the independent auditors or the persons performing the internal audit function in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and
         (c) management's response to each.

16. Periodically discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company's financial statements.

17. Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by the independent auditors, management or the persons performing the internal audit function. Review with the independent auditors, management and the persons performing the internal audit function, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

18. Review and discuss with management, the persons performing the internal audit function, the independent auditors and the Company's in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including applicable changes in accounting standards or rules.

         Discussions with management:

19. Review and discuss with management the Company's earnings press releases, including the use of non-GAAP financial information (as defined in Regulation G), as well as financial information and earnings guidance provided to analysts and rating agencies.

20. Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

21. Review and discuss with management the Company's major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company's risk assessment and risk management guidelines and policies.

         With respect to the internal audit function and internal controls:

22. Review, based upon the recommendation of the independent auditors and the persons performing the internal audit function, the scope and plan of the work to be done by the persons performing the internal audit function and the responsibilities, budget and staffing needs of the persons performing the internal audit function.

23. Review and approve the appointment and replacement of the person overseeing the persons performing the internal audit function.

24. Review on an annual basis the performance of the persons performing the internal audit function.

25. In consultation with the independent auditors and the persons performing the internal audit function, review the adequacy of the Company's internal control structure and procedures designed to insure compliance with laws and regulations, and any special audit steps adopted in light of material deficiencies and controls.

26. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.

27. Review (i) the internal control report prepared by management, including management's assessment of the effectiveness of the Company's internal control structure and procedures for financial reporting and
         (ii) the independent auditors' attestation, and report, on the assessment made by management.

         Other:

28.      Review and approve all related-party transactions.

29. Review and approve (a) any change or waiver in the Company's Code of Business Conduct and Ethics applicable to the Chief Executive Officer or any senior financial officers and (b) any public disclosure regarding such change or waiver.

30. Establish a policy addressing the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

31. Review and reassess the adequacy of this Charter annually and adopt any changes deemed appropriate.

32.      Review its own performance annually.

33. Report regularly to the Board. Review with the Board when appropriate any issues that have arisen with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the persons performing the internal audit function.

34. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.       Resources

     The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

     The Audit Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for the purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Audit Committee.



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                                     [LOGO]





                      ELECTRONIC ACCESS TO FUTURE DOCUMENTS

We are pleased to offer our shareholders the option to access shareholder communications (for example, annual reports and proxy statements) from us or on our behalf over the Internet, instead of receiving those documents in printed form. Your participation is completely voluntary. If you give your consent, we will notify you when material is available over the Internet and provide you with the Internet location where the material is available. Once you give your consent, it will remain in effect until you inform us otherwise.

To give your consent, check the box located at the bottom of the attached proxy card. You may also give your consent by telephone or e-mail as described in the proxy statement.

To enable us to send you notification of shareholder communications by e-mail, please provide your e-mail address in the space at the bottom of the attached proxy card. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone company and/or cable company.

If you are an Emmis employee or a shareholder who has previously consented to electronic delivery of shareholder communications and have received this proxy card without an accompanying proxy statement and annual report, you may view those documents at the "Investors" section of www.emmis.com.



                             ?FOLD AND DETACH HERE?




EMMIS COMMUNICATIONS CORPORATION
40 Monument Circle
Indianapolis, Indiana 46204

     This Proxy is Solicited on Behalf of the Emmis Communications Corporation Board of Directors

The undersigned hereby appoints Jeffrey H. Smulyan, Walter Z. Berger and J. Scott Enright, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of Class A Common Stock of Emmis Communications Corporation which the undersigned would be entitled to vote if personally present at the annual meeting of Shareholders to be held on June 25, 2003, at 10:00 a.m., and at any adjournment thereof.

     1. ELECTION OF DIRECTORS FOR A TERM OF THREE YEARS (EXCEPT AS SPECIFIED BELOW).
            _FOR all nominees listed below (except as written below)
            _WITHHOLD AUTHORITY to vote for all nominees

     Nominees: Susan B. Bayh*, Gary L. Kaseff, Peter A. Lund* (two-year term) and Frank V. Sica *Class A Director

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


2. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS. _ FOR _ AGAINST _ ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    _ I consent to access future shareholder communications released after June 30, 2003 over the Internet as described above and in the proxy statement. My e-mail address is:
                                         ------------------------------

                                              (continued on other side)

                             ?FOLD AND DETACH HERE?





This proxy is solicited on behalf of the Emmis Communications Corporation Board of Directors. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

The undersigned acknowledges receipt, prior to the execution of this proxy, of notice of the meeting, a proxy statement, and an annual report to shareholders.

Dated:________________________________________________, 2003



-----------------------------------------------------------
                      (Signature)


-----------------------------------------------------------
              (Signature if held jointly)

     Please sign exactly as name appears below. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     IMPORTANT: Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                                 REVOCABLE PROXY